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                                                                       EXHIBIT 3



                           AMENDMENT NO. 1 AND WAIVER


                  AMENDMENT NO. 1 AND WAIVER dated as of October 30, 2000 (this "AMENDMENT AND WAIVER"), to the Amended and Restated Credit Agreement dated as of April 6, 2000 (the "CREDIT AGREEMENT"), each among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the banks, financial institutions and other institutional lenders party thereto (the "LENDERS"), the Initial Issuing Bank and the Swing Line Bank (as therein defined), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arranger, joint book-running manager and syndication agent, J.P. MORGAN SECURITIES INC., as joint lead arranger, joint book-running manager and documentation agent, and THE CHASE MANHATTAN BANK, as administrative agent (the "ADMINISTRATIVE AGENT") and as offshore currency agent. Capitalized terms not otherwise defined in this Amendment and Waiver have the same meanings as specified in the Credit Agreement.

                             PRELIMINARY STATEMENTS

                 (a) The Domestic Borrower and certain of its Subsidiaries propose to acquire (the "CRODA ACQUISITION") the assets of the specialty adhesives business (the "CRODA ASSETS") of Croda International plc and its Subsidiaries (collectively, "CRODA") pursuant to a definitive agreement or agreements to be delivered to the Administrative Agent pursuant to Section 5(p) of this Amendment and Waiver (the "CRODA PURCHASE AGREEMENT").

                 (b) The Croda Acquisition is proposed to be financed, as follows:

                     (i) Sovereign-U.K. (as hereinafter defined) proposes to request an Offshore Acquisition Advance and to apply the proceeds thereof (A) in part to pay the purchase price for the tangible Croda Assets located in the United Kingdom (other than accounts receivable and inventory), and (B) in part to fund an advance to each of Sovereign-Belgium (as hereinafter defined) and Sovereign-Italy (as hereinafter defined), the proceeds of which will be applied by Sovereign-Belgium and Sovereign-Italy to pay the purchase price for the tangible Croda Assets located in Belgium and Italy, respectively, and for the goodwill related to the specialty adhesives business of Croda of which such Croda Assets comprise a part;

                     (ii) the Domestic Borrower proposes to request a Term A Advance and a Revolving Credit Advance and to contribute and/or advance the proceeds thereof

                          (A) in part to Sovereign Adhesives, Inc. (as
                     hereinafter defined), which will apply the proceeds thereof
                     (1) in part to pay the purchase price for the tangible Croda Assets located in the United States and for the goodwill related to the specialty adhesives business of Croda of which such Croda Assets comprise a part, and (2) in part to pay a refundable deposit to Croda towards the purchase price for all of the


                           Amendment No. 1 and Waiver

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                     issued Equity Interests (the "SHARES") of a new Brazilian
                     company formed by Croda ("CRODA BRAZIL NEWCO"), which will

                                (x) on the first completion date contemplated by
                          the Croda Purchase Agreement (the "FIRST COMPLETION DATE"), acquire all of the Croda Assets comprising the specialty adhesives business of Croda in Brazil, and

                                (y) continue to operate such business as a
                          Subsidiary of Croda until the second completion date contemplated by the Croda Purchase Agreement (the "SECOND COMPLETION DATE"), on which date Sovereign-Brazil (as hereinafter defined) will purchase the Shares, and

                          (B) in part to Sovereign Holdings, LLC (as hereinafter
                     defined), which will apply the proceeds thereof (1) in part to pay the purchase price of all intangible Croda Assets, wherever located (other than goodwill), and (2) in part to fund an advance and/or capital contribution to Sovereign-U.K., its wholly-owned subsidiary, to facilitate Sovereign-U.K.'s acquisition of the Croda Assets located in the United Kingdom which consist of accounts receivable and inventory;

                     (iii) the Domestic Borrower proposes to request the issuance of a Letter of Credit (the "CRODA LETTER OF CREDIT") to secure the obligations of Sovereign-Brazil under the Croda Purchase Agreement to pay a portion of the purchase price for the Shares payable on the Second Completion Date; and

                     (iv) at the time the consideration for the Shares becomes due and payable by Sovereign-Brazil on the Second Completion Date,
           (A) the amount of the deposit for the Shares previously paid by Sovereign Adhesives, Inc. will be contributed and/or advanced to Sovereign-Brazil, and (B) the Domestic Borrower proposes to request a Revolving Credit Advance and to contribute and/or advance the proceeds thereof to Sovereign Adhesives, Inc. which in turn will contribute and/or advance the proceeds thereof (as one of the Offshore Subsidiary Advances referred to below) to Sovereign-Brazil, which will apply such proceeds to pay the portion of the purchase price for the Shares payable on the Second Completion Date.

                 (c) In connection with the Croda Acquisition, the Domestic Borrower has requested that the Credit Agreement be amended, as follows:

                     (i) to specify the terms on which Offshore Subsidiaries (such as Sovereign-Brazil) may borrow amounts on an unsecured basis from the Domestic Borrower directly or indirectly through a Domestic Subsidiary on an intercompany basis to finance Offshore Permitted Acquisitions (each such advance to an Offshore Subsidiary being an "OFFSHORE SUBSIDIARY ADVANCE");

                     (ii) to provide for the issuance of the Croda Letter of Credit as a Letter of Credit denominated in Pounds Sterling;


                           Amendment No. 1 and Waiver

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                     (iii) to permit Sovereign U.K to enter into a 2 million
           Pounds Sterling overdraft facility;

                     (iv) to provide that the making of Offshore Subsidiary Advances will not limit the amount of Investments in Offshore Subsidiaries which otherwise may be made by the Domestic Borrower and its Domestic Subsidiaries.

                     (v) to provide that agreements relating to foreign exchange transactions between the Domestic Borrower or any of its Subsidiaries and any Lender Party or an Affiliate of a Lender Party will be secured under the Collateral Documents on the same basis as Secured Hedge Agreements; and

                     (vi) to provide that, if the Required Lenders have waived the requirement under the Loan Documents that the Domestic Borrower cause any newly organized or acquired Subsidiaries to become parties to certain of the Loan Documents at the time any such Subsidiary is organized or acquired, the Administrative Agent (at the direction of the Required Lenders) may nonetheless subsequently request that the Domestic Borrower cause such Subsidiary to comply with such requirement at a later date.

                 (d) The Domestic Borrower has also requested that certain requirements of the Credit Agreement be waived, as follows:

                     (i) with respect to the restriction in Section 5.02(g)(xiii)(3) of the Credit Agreement that the assets of a business to be acquired in an Offshore Permitted Acquisition be located in one or more Approved Countries, solely in order to permit the proposed purchase of the Shares representing all of the issued and outstanding Equity Interests (other than a de minimus number of shares required to be held by another shareholder solely for local law compliance purposes) of Croda Brazil Newco, which will, following the First Completion Date, own the Croda Assets located in Brazil (which is not currently an Approved Country);

                     (ii) with respect to the condition precedent in Section 3.03(a)(iii) to each Offshore Acquisition Advance that such Offshore Acquisition Advance be secured by such Offshore Collateral Documents as may be requested by the Administrative Agent, solely (A) to permit Sovereign-U.K. to enter into certain of such Offshore Collateral Documents as a condition subsequent to the proposed Offshore Acquisition Advance described above and (B) to waive the requirement that Sovereign-Belgium and Sovereign Italy grant any security interests in any of their assets as collateral for such proposed Offshore Acquisition Advance to Sovereign-U.K.; and

                     (iii) with respect to the requirement in Section 5.01(j) that each new direct or indirect Subsidiary organized or acquired by the Domestic Borrower or any of its Subsidiaries become a party to certain Loan Documents and take the actions specified therein to encumber their assets to secure their obligations thereunder, solely to waive such obligations with respect to Sovereign-Belgium, Sovereign-Italy, Sovereign-Brazil and Croda Brazil Newco.


                           Amendment No. 1 and Waiver

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                 (e) The undersigned Lenders are willing to amend and waive the
Credit Agreement on the terms and conditions of this Amendment and Waiver.

                 NOW, THEREFORE, it is hereby agreed as follows:

                 SECTION 1. Amendments. The Credit Agreement is, effective as of the Effective Date (as hereinafter defined), hereby amended as follows:

                 (a) Letter of Credit Denominated in Pounds Sterling.

                     (i) Section 1.04 of the Credit Agreement is amended to delete the parenthetical phrase "(including pursuant to Section 8.13)" from the second line of said Section and to insert in lieu thereof the parenthetical phrase "(including pursuant to Section 8.13 and in connection with the Croda Letter of Credit)".

                     (ii) Section 2.01(e) of the Credit Agreement is amended to add the following new sentence to the end of said Section:

                 "Notwithstanding the requirement in this Section 2.01(e) that Letters of Credit be denominated in U.S. Dollars, the Domestic Borrower may on a single occasion request the issuance of a Letter of Credit denominated in Pounds Sterling (the "CRODA LETTER OF CREDIT") subject to all the other conditions in this
                 Section 2.01(e); provided, however, that the initial Available Amount of the Croda Letter of Credit shall not exceed 2,500,000 Pounds Sterling."

                     (iii) Section 2.03(c) of the Credit Agreement is amended to add the following language to the end of the first sentence of said
           Section:

                 "or, in the case of the Croda Letter of Credit, in the U.S. Dollar Equivalent of the amount of such draft."

                     (iv) Section 6.02 of the Credit Agreement is amended to add the following language to the end of the first sentence of said
           Section:

                 "or, in the case of the Croda Letter of Credit, the U.S. Dollar Equivalent of the Available Amount thereunder."

                 (b) Conditions Precedent to Offshore Subsidiary Advances. A new
Section 3.03A shall be added immediately following Section 3.03, as follows:

                     "SECTION 3.03A. Conditions Precedent to each Offshore Subsidiary Advance. An advance by the Domestic Borrower or any Domestic Subsidiary to one of its direct or indirect, wholly-owned (other than with respect to any de minimis director's qualifying shares or other de minimus share amounts required to be held by another shareholder solely for local law compliance purposes) Offshore Subsidiaries made for the purpose of financing all or a portion of the purchase price of an Offshore Permitted Acquisition shall constitute an "OFFSHORE SUBSIDIARY ADVANCE" for purposes of Section


                           Amendment No. 1 and Waiver

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            5.02(g) of this Agreement subject to the satisfaction of the following conditions precedent before or concurrently with such extension of credit:

                 (a) the Administrative Agent shall have received on or before the day of such extension of credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Joint Lead Arrangers and the Administrative Agent (unless otherwise specified) and in sufficient copies (other than in respect of each Offshore Subsidiary Advance
Note) for each Lender Party:

                     (i) the written consent of the Joint Lead Arrangers and the Administrative Agent approving such Offshore Subsidiary Advance;

                     (ii) a promissory note payable to the Domestic Borrower or the applicable Domestic Subsidiary in the principal amount of such advance (each a "OFFSHORE SUBSIDIARY ADVANCE NOTE"), duly executed by the Offshore Subsidiary which has received such advance, and the Domestic Borrower or such Domestic Subsidiary shall have delivered such Offshore Subsidiary Advance Note to the Administrative Agent in pledge pursuant to the Domestic Security Agreement, together with an instrument of assignment duly executed in blank;

                     (iii) a certificate of each such Offshore Subsidiary, signed on behalf of such Offshore Subsidiary by a Responsible Officer, dated the date of such initial extension of credit (the statements made in which certificate shall be true on and as of the date of such initial extension of credit), certifying as to

                          (A) attached, true, complete and correct copies of the
                     charter and bylaws (or any similar organizational document) of such Offshore Subsidiary,

                          (B) an attached, true, complete and correct copy of
                     the resolutions of the Board of Directors (or similar managerial body) of such Offshore Subsidiary authorizing the execution, delivery and performance by such Offshore Subsidiary of the Offshore Subsidiary Advance Note to which it is, or is to become, a party,

                          (C) the due organization and good standing or valid
                     existence of such Offshore Subsidiary as an entity organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Offshore Subsidiary,

                          (D) the names and true signatures of the officers (or
                     similar managerial personnel) of such Offshore Subsidiary authorized to sign the Offshore Subsidiary Advance Note to which it is, or is to become, a party,

                          (E) the truth in all material respects of the
                     representations and warranties made by such Offshore Subsidiary contained in such Offshore


                           Amendment No. 1 and Waiver


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                     Subsidiary Note as though made on and as of the date of
                     such extension of credit, and

                          (F) the absence of any event occurring and continuing,
                     or resulting from such extension of credit, that constitutes a Default under such Offshore Subsidiary Note.

                     (iv) evidence that the process agent appointed by such Offshore Subsidiary as its agent for service of process pursuant to the applicable Offshore Subsidiary Advance Note has accepted such appointment; and

                 (b) the Domestic Borrower shall have prepared an Acquisition Diligence Report in respect of the business to be acquired in the Offshore Permitted Acquisition to be funded by the proposed Offshore Subsidiary Advance and the Joint Lead Arrangers shall have accepted such report;

                 (c) the applicable Offshore Subsidiary shall have entered into Hedge Agreements (or made arrangements satisfactory to the Administrative Agent to enter into Hedge Agreements) with respect to the foreign currency risks related to such Offshore Permitted Acquisition, in such amounts and for such terms as shall be agreed to by the Administrative Agent and the Domestic Borrower; and

                 (d) the Domestic Borrower shall have paid, or caused such Offshore Subsidiary to pay, all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent)."

                 (c) [Reserved.]

                 (d) Covenant to Guaranty Obligations and Give Security. Section 5.01(j) to the Credit Agreement is amended by deleting clause (y) in the first paragraph of said Section and inserting the following clause (y) in lieu thereof:

                     "(y) the formation or acquisition of any new direct or indirect Subsidiary of the Domestic Borrower by any Loan Party; provided however, that if the Required Lenders shall have waived compliance with this Section 5.01(j) with respect to any newly organized or acquired Offshore Subsidiary, then, unless otherwise specifically agreed by the Required Lenders, at any time after the date of such waiver the Administrative Agent (at the direction of the Required Lenders) may nonetheless request that the Domestic Subsidiary cause any such Subsidiary to comply with this Section 5.01(j) notwithstanding such prior waiver;"

                 (e) Liens. Subsection (xiii) of Section 5.02(a) of the Credit Agreement is amended to add the words "including, without limitation, Liens securing any Offshore Subsidiary Advance Note which has been pledged to the Administrative Agent pursuant to the Collateral Documents" to the end of said subsection.

                            Amendment No. 1 and Waiver
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                 (f) Debt. Section 5.02(b) of the Credit Agreement is amended as follows:

                     (i) to delete subsection (vii) of said Section and to insert the following new subsection (vii) in lieu thereof:

                 "(vii) Debt owed to the Domestic Borrower or any Domestic Subsidiary by a direct or indirect Subsidiary of the Domestic Borrower (including any Offshore Subsidiary Advance) and Debt owed by the Domestic Borrower to a wholly-owned Subsidiary of the Domestic Borrower, which Debt (x) shall constitute Pledged Debt, and (y) shall be evidenced by promissory notes in substantially the form attached as Exhibit I or such other form satisfactory to the Administrative Agent; and Debt owed by a direct or indirect Offshore Subsidiary of the Domestic Borrower to another Offshore Subsidiary of the Domestic Borrower, which Debt shall be evidenced by promissory notes in substantially the form attached as Exhibit I or such other form satisfactory to the Administrative Agent;

                 (ii) to delete the "and" at the end of clause (x) thereof;

                 (iii) to add the following new clause (xi) following said clause (x):

                 "(xi) an overdraft facility of Sovereign-U.K. in an aggregate amount not to exceed 2,000,000 Pounds Sterling; and"; and

                 (iv) to reletter clause (xi) thereof as clause (xii).

                 (g) Investments. Section 5.02(g) of the Credit Agreement is amended as follows:

                 (i) Subsection (i)(C) of said Section 5.02(g) is deleted and replaced in its entirety as follows:

                 "(C) additional Investments by the Domestic Borrower and its Domestic Subsidiaries in wholly-owned (other than with respect to any de minimis director's qualifying shares or other de minimus share amounts required to be held by other shareholders solely for local law compliance purposes) Offshore Subsidiaries of the Domestic Borrower or any of its wholly-owned Subsidiaries (other than with respect to any de minimis director's qualifying shares or other de minimus share amounts required to be held by other shareholders solely for local law compliance purposes) in an aggregate amount for the Domestic Borrower and all its Domestic Subsidiaries not to exceed an amount in any Fiscal Year equal to the difference between (1) $10,000,000 and (2) the aggregate amount of Investments in such Offshore Subsidiaries made pursuant to subsection (xiii) of this Section 5.02(g) during such Fiscal Year (in addition to any Investments in such Offshore Subsidiary in the form of the Offshore Guaranty or in the initial principal amount of one or more Offshore Subsidiary Advances made pursuant to Section 3.03A),"

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                 (ii) subsection (xiii)(5) of Section 5.02(g) is amended to delete the word "and" at the end of said subsection; and

                 (iii) subsection (xiii) of Section 5.02(g) is amended to add a new clause (7) to the end of such subsection as follows:

                 "; and (7) if the Domestic Borrower or any of its Domestic Subsidiaries proposes to make an Investment (other than an Investment in the form of the Offshore Guaranty or in the form of an Offshore Subsidiary Advance pursuant to Section 3.03A) in any of its Offshore Subsidiaries (or in a Person which will become such an Offshore Subsidiary) in connection with such acquisition, then the Domestic Borrower and its Subsidiaries shall be in compliance with subsection (i)(C) of this Section 5.02(g) immediately after giving effect to such Investment."

                 (h) Definitions. Schedule II to the Credit Agreement is amended as follows:

                 (i) The following cross references to the definitions for the terms shall be added to Schedule II in the appropriate alphabetic order:

                 ""CRODA LETTER OF CREDIT" shall have the meaning provided in
                 Section 2.01(e)."

                 ""OFFSHORE SUBSIDIARY ADVANCE" shall have the meaning specified in Section 3.03A."

                 ""OFFSHORE SUBSIDIARY ADVANCE NOTE" shall have the meaning specified in Section 3.03A(a)(i)."

                     (ii) The following new definitions shall be added to
           Schedule II in the appropriate alphabetic order:

                 ""SOVEREIGN-BRAZIL" means Sovereign Specialty Chemicals do Brazil Ltda, a company organized under the laws of Brazil."

                 ""SOVEREIGN-BELGIUM" means Sovereign Specialty Chemicals S.P.R.L./B.V.B.A., a company organized under the laws of Belgium."

                 ""SOVEREIGN ADHESIVES, INC." means Sovereign Adhesives, Inc., a Delaware corporation."

                 ""SOVEREIGN HOLDINGS, LLC" means Sovereign Holdings, LLC, a Delaware limited liability company."

                 ""SOVEREIGN-ITALY" means Sovereign Specialty Chemicals Italiana S.r.l., a company organized under the laws of Italy."

                 ""SOVEREIGN-U.K." means Sovereign Specialty Chemicals Limited, a company organized under the laws of England and Wales."


                           Amendment No. 1 and Waiver


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                 (iii) The existing definition for the term "OFFSHORE BORROWER"
is amended by adding the following language to the end of such definition:

                 "or which shall have executed and delivered a Offshore Subsidiary Advance Note to the Domestic Borrower or Domestic Subsidiary pursuant to Section 3.03A for so long as such Offshore Subsidiary Advance Note shall be outstanding."

                 (iv) The existing definition for the term "RELATED DOCUMENTS" is amended by adding the following language to the end of such definition:

                 "and any Offshore Subsidiary Advance Note (and any security agreement, pledge agreement, mortgage, guarantee or similar agreement delivered pursuant to Section 5.01(l) to secure the obligations thereunder)".

                 (v) The existing definition for the term "SECURED HEDGE AGREEMENT" is deleted and replaced in its entirely, as follows:

                 "SECURED HEDGE AGREEMENT" means (i) any Hedge Agreement required or permitted under Article V that is entered into by and between the Domestic Borrower or any of its Subsidiaries and any Hedge Bank and (ii) any agreement in respect of any foreign exchange transaction which does not constitute a Hedge Agreement which is entered into by and between the Domestic Borrower or any of its Subsidiaries and any Lender Party or an Affiliate of a Lender Party."

                 SECTION 2. Waivers. Effective as of the Effective Date, the following requirements of the Credit Agreement are waived:

                 (a) the condition precedent to each Offshore Acquisition Advance set forth in Section 3.03(a)(iii) of the Credit Agreement (except to the extent of any instrument or document specifically set forth in Section 5 below to be delivered on or prior to the Effective
           Date) is waived solely (A) to permit Sovereign-U.K. to borrow an Offshore Acquisition Advance in connection with the Croda Acquisition, and (B) to waive the requirement that Sovereign-Belgium, Sovereign-Italy or Sovereign-Brazil grant any security interest in any of their assets as collateral for such Offshore Acquisition Advance;

                 (b) the requirements of Section 5.01(j) are waived solely as they relate to Sovereign-Belgium, Sovereign-Italy, Sovereign-Brazil and Croda Brazil Newco; and

                 (c) the requirement that Investments made pursuant to Section 5.02(g)(xiii)(3) of the Credit Agreement be in a company or business, the material assets of which are principally located in one or more Approved Countries, is waived solely to permit (i) the Domestic Borrower to organize Sovereign-Brazil, as an indirect, wholly-owned Subsidiary, (ii) the Domestic Borrower to make Offshore Subsidiary Advances to Sovereign-Brazil pursuant to new Section 3.03A of the Credit Agreement, as amended by this Amendment and Waiver (or for Sovereign-Brazil to borrow Offshore Acquisition Advances directly), and (iii) to permit Sovereign-Brazil to acquire the Shares

                           Amendment No. 1 and Waiver
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           representing all of the issued and outstanding Equity Interests
           (other than a de minimus number of shares required to be held by another shareholder solely for local law compliance purposes) of Croda Brazil Newco, which will, following the First Completion Date, own the Croda Assets located in Brazil.

                 SECTION 3. Covenants. The Domestic Borrower hereby covenants and agrees with each Lender, as follows:

                 (a) Not later than 45 days after the First Completion Date (or such later date as the Administrative Agent may agree in writing in its sole reasonable discretion), the Domestic Borrower shall cause Sovereign-U.K. to take the following actions:

                     (i) to execute and deliver to the Administrative Agent to the extent permitted under applicable local law such Offshore Collateral Documents and to make such filings and take such other actions, in each case as the Administrative Agent may reasonably request (such request to be made not later than 30 days after the First Completion Date), to create a first priority Lien in all the material assets of Sovereign-U.K. to secure the obligations of Sovereign-U.K. in respect of the Offshore Acquisition Advance made to it in connection with the Croda Acquisition; and

                     (ii) to deliver to the Administrative Agent a favorable opinion of counsel for Sovereign-U.K. in respect of the Loan Documents to which Sovereign-U.K. is a party as the Administrative Agent may reasonably request.

                 (b) Not later than 30 days after the First Completion Date, the Domestic Borrower or its applicable Subsidiary shall enter into such Hedge Agreements in respect of foreign currency risks related to the acquisition of the Croda Assets, if any, as may be agreed between the Domestic Borrower and the Administrative Agent on or prior to such 30th day.

                 (c) Within the time periods specified in Section 5.01(j), the Domestic Borrower shall cause Sovereign Adhesives, Inc. and Sovereign Holdings, LLC to execute and deliver each of the documents referred to in Section 5.01(j) as the Administrative Agent may request and which are not delivered pursuant to
Section 5 of this Amendment and Waiver. For purposes of this Section 3(c), clause (A) in the proviso to subsection (iv) of Section 5.01(j) of the Credit Agreement shall not be applicable to excuse Sovereign Adhesives, Inc. and Sovereign Holdings, LLC from taking any necessary steps to perfect the Lien of Domestic Security Agreement in Intellectual Property outside the United States.

                 (d) Within 15 days after the First Completion Date, the Domestic Borrower shall (i) cause Sovereign U.K. and Sovereign Holdings, LLC to provide to the Administrative Agent evidence of the establishment of a pledge of 100% of the outstanding Equity Interests of Sovereign-Belgium pursuant to a pledge agreement entered into with the Administrative Agent, together with evidence of perfection of such pledge by the recording thereof in the share register of Sovereign-Belgium, and (ii) cause Sovereign U.K. to provide to the Administrative Agent evidence of the establishment of a pledge of 100% of the outstanding Equity Interests of Sovereign-Italy pursuant to a pledge agreement entered into with the Administrative Agent, together with evidence of perfection of such pledge by the recording thereof in the share register


                           Amendment No. 1 and Waiver

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of Sovereign-Italy. On or prior to the Second Completion Date, the Domestic
Borrower shall (i) cause Sovereign Adhesives, Inc. to provide to the Administrative Agent evidence of the establishment of a pledge of 65% of the outstanding Equity Interests of Sovereign-Brazil pursuant to a pledge agreement entered into with the Administrative Agent, together with evidence of perfection of such pledge by the recording thereof in the share register of Sovereign-Brazil and (ii) cause Sovereign-Brazil to deliver to the Administrative Agent an officer's certificate certifying as to those matters set forth in Section 3.03A(iii).

                 SECTION 4. Consent. Each of the Joint Lead Arrangers and the Administrative Agent hereby consent to the proposed Offshore Subsidiary Advance to be made on the Second Completion Date by the Domestic Borrower to Sovereign-Brazil in an initial principal amount sufficient to pay the portion of the purchase price for the Shares payable on the Second Completion Date.

                 SECTION 5. Effectiveness. This Amendment and Waiver shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received the following (the "EFFECTIVE DATE"):

                 (a) counterparts of this Amendment and Waiver executed by the undersigned and the Required Lenders or, as to any of the Required Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Waiver, and the consent attached hereto executed by each Domestic Subsidiary Guarantor;

                 (b) a Domestic Subsidiary Guaranty Supplement, duly executed by each of Sovereign Adhesives, Inc. and Sovereign Holdings, LLC;

                 (c) an Offshore Guaranty Supplement duly executed by each of Sovereign Adhesives, Inc., Sovereign Holdings, LLC and Sovereign-U.K.;

                 (d) a Domestic Security Agreement Supplement, duly executed by each of Sovereign Adhesives, Inc. and Sovereign Holdings, LLC;

                 (e) a Credit Agreement Supplement, duly executed by Sovereign-U.K.;

                 (f) a debenture in form and substance satisfactory to the Administrative Agent, duly executed by Sovereign-U.K.;

                 (g) a promissory note from each of Sovereign-Belgium and Sovereign-Italy, together with appropriate instruments of assignment duly executed in blank by Sovereign-U.K.;

                 (h) certificates representing 100% of the outstanding Equity Interests in Sovereign-U.K., together with instruments of assignment duly executed in blank by Sovereign Holdings, LLC and Sovereign Adhesives, Inc.;

                 (i) certificates representing 100% of outstanding Equity Interests in Sovereign Adhesives, Inc. and Sovereign Holdings, LLC, together with instruments of assignment duly executed in blank by the Domestic Borrower;

                           Amendment No. 1 and Waiver

                 (j) an officer's certificate from a Responsible Officer of each of Sovereign-Belgium, Sovereign-Italy and Sovereign-U.K., each dated the Effective Date, each certifying as to the matters set forth in Section 3.03(a)(iv) or as to matters similar to those in Section 3.03A(a)(iii), as the case may be;

                 (k) an officer's certificate from a Responsible Officer of each of Sovereign Adhesives, Inc. and Sovereign Holdings, LLC certifying similar matters as are referred to in subsection (j) above;

                 (l) an officer's certificate from a Responsible Officer of the Domestic Borrower dated the Effective Date, certifying that (i) the representations and warranties contained in the Loan Documents remain true and correct as though made on and as of the Effective Date (other than those that expressly refer to another date), (ii) no event has occurred or is continuing which constitutes a Default, and attaching a schedule in the form of Schedule 4.01(b) to the Credit Agreement, setting forth a complete and accurate list of all direct and indirect Subsidiaries of each Loan Party as of such Effective Date (which shall reflect the ownership of the Equity Interests of Sovereign-Brazil, Sovereign-U.K., Sovereign-Belgium, Sovereign-Italy, Sovereign Adhesives, Inc. and Sovereign Holdings, LLC as represented to the Administrative Agent prior to the date hereof);

                 (m) a written acceptance from a process agent acceptable to the Administrative Agent that such agent has accepted its appointment by each of Sovereign-Brazil, Sovereign-Belgium, Sovereign-Italy and Sovereign-U.K. as its agent for service of process pursuant to the applicable Offshore Subsidiary Advance Note or the applicable Loan Documents, as the case may be;

                 (n) an Acquisition Diligence Report in respect of the Croda Assets which has been certified by the Chief Financial Officer of the Domestic Borrower and approved in writing by the Joint Lead Arrangers; and

                 (o) a copy of each definitive instrument or agreement for the purchase of any Croda Assets entered into by the Domestic Borrower or any of its Subsidiaries certified by the Domestic Borrower.

                 SECTION 6. Miscellaneous. (a) On and after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver. The Credit Agreement, as specifically amended by this Amendment and Waiver, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                           Amendment No. 1 and Waiver

                 (b) This Amendment and Waiver is one of the Loan Documents referred to in the Credit Agreement. Any failure by the Domestic Borrower to perform or observe any term, covenant or agreement contained in Section 3 of this Amendment and Waiver which remains unremedied beyond the grace period provided in Section 6.01(d) of the Credit Agreement shall constitute an Event of Default thereunder.

                 (c) This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

                 (d) This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.



             [The remainder of this page intentionally left blank.]




                           Amendment No. 1 and Waiver

           IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver to be executed and delivered by their duly authorized officer as of the date first above written.


SOVEREIGN SPECIALTY CHEMICALS, INC.


By  /s/   John R. Mellett
   ----------------------------------------
   Name:   John R. Mellett
   Title:  Vice President


MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, as a Joint Lead Arranger


By  /s/ Paul Fox
   ----------------------------------------
   Name:   Paul Fox
   Title:


MERRILL LYNCH CAPITAL CORPORATION,
     as a Lender


By  /s/ Paul Fox
   ----------------------------------------
   Name:   Paul Fox
   Title:  Vice President


J.P. MORGAN SECURITIES INC.,
     as a Joint Lead Arranger


By  /s/ Jose A. Briones
   ----------------------------------------
   Name:   Jose A. Briones
   Title:  Vice President


MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as a Lender


By /s/ John Kowalczuk
   ----------------------------------------
   Name:   John Kowalczuk
   Title:  Vice President

                           Amendment No. 1 and Waiver

THE CHASE MANHATTAN BANK,
     as Administrative Agent and as a Lender


By  /s/ Lawrence Palumbo, Jr.
   ----------------------------------------
   Name:   Lawrence Palumbo, Jr.
   Title:  Vice President


NATIONAL CITY BANK,
     as a Lender


By
   ----------------------------------------
   Name:
   Title:


THE BANK OF NOVA SCOTIA,
     as a Lender


By
   ----------------------------------------
   Name:
   Title:


BANK ONE, N.A. (Main Chicago Office),
     as a Lender


By   /s/  Steven F. Smith
   ----------------------------------------
   Name:   Steven F. Smith
   Title:  First Vice President


ABN AMRO BANK N.V.,
     as a Lender


By  /s/  Scott J. Albert
   ----------------------------------------
   Name:   Scott J. Albert
   Title:  Group Vice President


By  /s/  Steven M. Buehler
   ----------------------------------------
   Name:   Steven M. Buehler
   Title:  Vice President


                           Amendment No. 1 and Waiver

CREDIT AGRICOLE INDOSUEZ,
     as a Lender


By
   ----------------------------------------
   Name:
   Title:


By
   ----------------------------------------
   Name:
  Title:


                           Amendment No. 1 and Waiver

                                     CONSENT

                          Dated as of October 30, 2000

                 The undersigned, as Guarantors under each of the Amended and Restated Domestic Subsidiary Guaranty dated as of April 6, 2000, and the Offshore Guaranty dated as of April 6, 2000 (collectively, the "SUBSIDIARY GUARANTIES"), each in favor of the Secured Parties (as defined in the Credit Agreement referred to in the foregoing Amendment No. 1 and Waiver dated as of the date hereof), hereby consent to the foregoing Amendment and Waiver and hereby confirm and agree that notwithstanding the effectiveness of such Amendment and Waiver, the Subsidiary Guaranties are, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment and Waiver, each reference in each Subsidiary Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended and waived by such Amendment and Waiver.


MINI CROWN FUNDING CORP.                     SIA ADHESIVES, INC.


By  /s/ Robert B. Covalt                     By   /s/ Robert B. Covalt
   -----------------------------                --------------------------------
   Name:   Robert B. Covalt                     Name:   Robert B. Covalt
   Title:  Chairman                             Title:  Chairman



IMPERIAL ADHESIVES, INC.                     PIERCE & STEVENS CORP.


By  /s/ Robert B. Covalt                     By  /s/ Robert B. Covalt
   -----------------------------                --------------------------------
   Name:   Robert B. Covalt                     Name:   Robert B. Covalt
   Title:  Chairman                             Title:  Chairman



                                             OSI SEALANTS, INC.


                                             By   /s/ Robert B. Covalt
                                                --------------------------------
                                                Name:   Robert B. Covalt
                                                Title:  Chairman


                                             TANNER CHEMICALS, INC.


                                             By  /s/ Robert B. Covalt
                                                --------------------------------
                                                Name:   Robert B. Covalt
                                                Title:  Chairman





                           Amendment No. 1 and Waiver